UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 2, 2016

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016, the Board of Directors (the “Board”) of Summer Infant, Inc. (the “Company”) elected Evelyn D’An to fill an existing vacancy on the Board, effective immediately. The Board also appointed Ms. D’An to serve as a member of the Audit Committee of the Board (the “Audit Committee”).

As an independent director, Ms. D’An will be compensated for her service as provided under the Board’s existing director compensation program, including an annual cash retainer fee of $45,000 (prorated for 2016), per meeting cash fees for any meetings beyond four regularly scheduled Board meetings per year, and an annual stock award granted on the date of the Company’s annual stockholder meeting equal in value to the lesser of (i) 7,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) or (ii) the number of shares of Common Stock to be calculated by dividing $30,000 by the fair market value of the Common Stock on such date. As a member of the Audit Committee, Ms. D’An will also receive an annual retainer fee of $5,000. She will also be entitled to reimbursement for travel and out-of-pocket expenses in connection with her duties as a member of the Board. Upon her appointment, Ms. D’An received an initial grant of 7,500 restricted shares of Common Stock, which will vest in three equal yearly installments beginning on the first anniversary of the date of grant.

Ms. D’An was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Ms. D’An and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.                                        Regulation FD Disclosure.

On November 4, 2016, the Company issued a press release announcing Ms. D’An’s election, a copy of which is furnished herewith as Exhibit 99.1.

Item 8.01.                                        Other Events.

The Board has established May 4, 2017 as the date of the Company’s 2017 annual stockholder meeting (the “2017 Annual Meeting”). In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submission of stockholder proposals intended to be included in the Company’s proxy materials for the 2017 Annual Meeting was not changed because the Board believes that the Original Submission Deadline (as defined below) is a reasonable time before the Company begins to print and mail proxy materials for the 2017 Annual Meeting. Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting pursuant to Rule 14a-8 must ensure that such proposal is received by the Secretary of the Company at the Company’s corporate offices in Woonsocket, Rhode Island, Attn: Board of Directors, Summer Infant, Inc., 1275 Park East Drive, Woonsocket, Rhode Island 02895, on or before the close of business on February 17, 2017 (the “Original Submission Deadline”). Any such proposal must also comply with the rules and regulations of the Securities and Exchange Commission under Rule 14a-8 in order to be eligible for inclusion in the proxy materials for the 2017 Annual Meeting.

In addition, in accordance with the advanced notice procedure established in the Company’s Amended and Restated Bylaws, any stockholder who wishes to make a proposal or nominate a director for consideration at the 2017 Annual Meeting without having the proposal included in the Company’s proxy materials, must provide written notice to the Company’s Secretary at the Company’s corporate offices in Woonsocket, Rhode Island, Attn: Board of Directors, Summer Infant, Inc., 1275 Park East Drive, Woonsocket, Rhode Island 02895, not earlier than the close of business on February 3, 2017 and not later than the close of business on March 3, 2017.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
No.	Description
99.1	Press release dated November 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: November 4, 2016	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 4, 2016